UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SUTHERLAND ASSET MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	90-0729143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1140 Avenue of the Americas, 7th Floor
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which is to be registered

6.50% Senior Notes due 2021	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  File No. 333-219213 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED

IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

For a description of the 6.50% senior notes due 2021 (the “Notes”) of Sutherland Asset Management Corporation (the “Registrant”) to be registered hereunder, reference is made to the heading “Description of Notes” in the Registrant’s prospectus supplement, dated April 23, 2018, to the prospectus, dated July 27, 2017 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-219213), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Debt Securities” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Registrant under Rule 424(b) under the Securities Act. The Notes are expected to be listed on the New York Stock Exchange.

Item 2.   Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Exhibit
4.1

Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 9, 2017).

4.2

Second Supplemental Indenture, dated as of April 27, 2018, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on April 27, 2018).

4.3	Form of 6.50% Senior Note (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on April 27, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 27, 2018	SUTHERLAND ASSET MANAGEMENT CORPORATION

(Registrant)

	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer